Exhibit 10.8

ASCRIBE III INVESTMENTS, LLC
299 Park Avenue, 34th Floor
New York, NY 10171

CONFIDENTIAL

May 14, 2021

Amendment to Consent Letter

Basic Energy Services, Inc.
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102

Re:    Extension of Forbearance Period
This Amendment to Consent Letter (the “Amendment”) amends that certain Consent Letter, dated as of May 3, 2021, by Ascribe III Investments LLC (“Ascribe”) and agreed to by Basic Energy Services, Inc. (“Basic”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Consent Letter”). Capitalized terms used but not otherwise defined herein are used with the meanings assigned to such terms in the Consent Letter.
By signing below, Ascribe agrees to amend the Consent Letter such that the reference therein to “May 15, 2021” be replaced with “May 23, 2021”.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

ASCRIBE III INVESTMENTS LLC

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Chief Investment Officer

[Signature Page to Amendment]

Accepted and agreed to as of
the date first above written:

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

[Signature Page to Amendment]